      EXHIBIT 23.1 -- CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan of our report dated February 27, 1998 with respect to the consolidated financial Statements and schedule of The Associated Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997.




                                ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
June 1, 1998